Exhibit 99.1

Kaltura Announces Financial Results for Third Quarter 2025

Signed Definitive Agreement to Acquire eSelf.ai
Repurchased 14.4 million shares of common stock / $16.6 million of common stock from Goldman Sachs

NEW YORK, November 10, 2025 -- Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Video Experience Cloud, today announced financial results for the third quarter ended September 30, 2025, as well as outlook for the fourth quarter and full year 2025.

“We exceeded the upper end of all our third quarter guidance ranges, delivering record adjusted EBITDA profit, and strong operating cash flow,” said Ron Yekutiel, Co-founder, Chairman, President, and CEO of Kaltura. “We’ve entered the fourth quarter of the year with a strong pipeline and continue to project growth in new bookings in the coming quarter, supported by continued customer consolidation around our platform and excitement around our new AI-powered offerings.”

“We announced separately today the signing of a definitive agreement to acquire eSelf.ai, a provider of AI-based real-time conversational avatars. We are excited about the opportunity to accelerate our evolution from enabling enterprise video experiences to powering immersive, AI-infused virtual agents for customer and employee experiences,” continued Mr. Yekutiel. “We are also reporting today our repurchase of 14.4 million shares of Kaltura common stock from Goldman Sachs, an esteemed pre-IPO investor in Kaltura that has retained its Kaltura holdings since 2016. We deeply appreciate the support from Goldman Sachs, whose partnership has been important to our growth over the past nine years. It has been a pleasure working together as we’ve scaled the business, and we wish them continued success. We are excited to emerge after the close both transactions with stronger technology, offerings, positioning, and business opportunities; far fewer shares outstanding; and more than enough cash to execute on our exciting future plans.”

Hillel Moerman, Partner at Goldman Sachs Growth stated: “We invested in Kaltura over nine years ago, when the company was generating around $50 million in annual revenue. Since then, Kaltura has significantly strengthened its product leadership, expanded into new and exciting markets, added many world-class customers, more than tripled its revenue, and achieved adjusted EBITDA profitability. After a long and successful partnership, and in line with our strategy to harvest investments, we have agreed with Kaltura on a repurchase of our shares. We are grateful for the collaboration over the years and wish the team continued success.”

Third Quarter 2025 Financial Highlights:

•    Revenue for the third quarter of 2025 was $43.9 million, a decrease of 1% compared to $44.3 million for the third quarter of 2024.

•    Subscription Revenue for the third quarter of 2025 was $42.0 million, almost flat compared to $42.1 million for the third quarter of 2024.

•    Annualized Recurring Revenue (ARR) for the third quarter of 2025 was $169.1 million, a slight increase compared to $168.9 million for the third quarter of 2024.

•    GAAP Gross profit for the third quarter of 2025 was $30.7 million, representing a gross margin of 70% compared to a GAAP gross profit of $29.5 million and gross margin of 67% for the third quarter of 2024.

•    Non-GAAP Gross profit for the third quarter of 2025 was $30.8 million, representing a non-GAAP gross margin of 70%, compared to a non-GAAP gross profit of $29.9 million and non-GAAP gross margin of 68% for the third quarter of 2024.

•    GAAP Operating loss was $1.5 million for the third quarter of 2025, compared to an operating loss of $4.5 million for the third quarter of 2024.

•    Non-GAAP Operating profit was $3.1 million for the third quarter of 2025, compared to a non-GAAP operating profit of $1.3 million for the third quarter of 2024.

•    GAAP Net loss was $2.6 million or $0.02 per diluted share, for the third quarter of 2025, compared to a GAAP net loss of $3.6 million, or $0.02 per diluted share, for the third quarter of 2024.

•    Non-GAAP Net profit was $2.0 million or $0.01 per diluted share for the third quarter of 2025, compared to a non-GAAP net profit of $0.0 million, or $0.00 per diluted share, for the third quarter of 2024.

•    Adjusted EBITDA was $4.2 million for the third quarter of 2025, compared to adjusted EBITDA of $2.4 million for the third quarter of 2024.

•    Net Cash Provided by Operating Activities was $9.3 million for the third quarter of 2025, compared to $10.7 million Net Cash Provided by Operating Activities for the third quarter of 2024.

Third Quarter 2025 Business Highlights:

•Business Momentum: Closed 12 six-figure deals, including 3 new logos, across a diverse range of industries including technology, financial services, manufacturing, healthcare, education, and media & telecom. Closed five AI-driven deals featuring Content Lab and Genie.
•Gross Retention: Improved M&T gross retention rate and maintained a continued strong EE&T gross retention which is still forecasted to yield an annual EE&T gross retention rate for 2025 that is better than that of the previous four years.
•Partnerships: Signed an exclusive partnership with Telestream to migrate customers from their Sherpa Stream platform, which is planned to sunset by the end of 2025. Also announced the availability of Kaltura Work Genie in the new AWS Marketplace AI Agents and Tools category.
•Products Launch: Announced and showcased our newly launched Media Publishing AI Agent at the IBC show in Amsterdam.
•Customer Engagement: Hosted our ‘Kaltura Connect in Education’ events series across the U.S. Additional education-focused events are planned for later this year in Europe and the Asia-Pacific region - details available on our website.

Subsequent Events:

•eSelf.ai Acquisition: Signed on November 5, 2025, a definitive agreement to acquire eSelf.ai, a provider of AI-based real-time conversational Avatars, as announced today in a separate press release. Closing is expected to occur in the fourth quarter of 2025, subject to customary closing conditions.
•Share Repurchase: Repurchased on November 7, 2025, 14,443,739 shares of Kaltura common stock from affiliates of Goldman Sachs & Company for an aggregate purchase price of approximately $16.6 million. The transaction was executed at a 25% discount to the Company’s 30-day Volume-Weighted Average Price (VWAP) ending on market close on November 5, 2025.

Financial Outlook:

For the fourth quarter of 2025, Kaltura expects:

• Subscription Revenue to be between $41.6 million and $42.3 million.
• Total Revenue to be between $45.0 million and $45.7 million.
• Adjusted EBITDA to be between $4.2 million and $5.2 million.

For the full year ending December 31, 2025, Kaltura expects:

• Subscription Revenue to be between $170.9 million and $171.6 million.
• Total Revenue to be between $180.3 million and $181.0 million.
• Adjusted EBITDA to be between $16.6 million and $17.6 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses.

These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

Our third quarter and full year 2025 Investor Deck has been posted in the investor relations page on our website at: www.investors.kaltura.com.

Conference Call

Kaltura will host a conference call today on November 10, 2025 to review its third quarter 2025 financial results and to discuss its financial outlook.

Time:	5:00 p.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events.

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to create and power AI-infused hyper-personalized video experiences that boost customer and employee engagement and success. Kaltura’s AI Video Experience Cloud includes a platform for enterprise and TV content management and a wide array of Gen AI-infused video-first products, including Video Portals, LMS and CMS Video Extensions, Virtual Events and Webinars, Virtual Classrooms, and TV Streaming Applications. Kaltura engages millions of end-users at home, at work, and at school, boosting both customer and employee experiences, including marketing, sales, and customer success; teaching, learning, training and certification; communication and collaboration; and entertainment, and monetization. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding. Our future financial and operating performance, including our guidance and long-term targets; our business strategy, plans and objectives for future operations; our pending transaction with eSelf.ai, including the timing thereof; expectations with respect to our products and capabilities, including the adoption and performance of our new AI-driven technologies; our expectations regarding potential profitability and growth; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; EU legislation, such as the EU AI Act and EU Data Act increases compliance and financial uncertainty; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating profit (loss), non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.
Beginning with the second quarter, non-GAAP Net Income was adjusted for gains or losses from foreign currency translation adjustments, with the recent fluctuation of the U.S dollar, specifically against the Israeli Shekel and less certainty in the global economic environment, Kaltura believes that this change will provide a better reflection of its overall operating performance on an adjusted net income (loss) basis.

Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; and (3) strategic initiatives costs, (4) war-related costs, (5) foreign currency translation adjustments loss (gain); and (6) restructuring charges. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP.

Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry.
By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 60% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over a period of four years, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,513	$33,059
Marketable securities	30,688	48,275
Trade receivables	20,258	19,978
Prepaid expenses and other current assets	11,055	9,481
Deferred contract acquisition and fulfillment costs, current	8,957	10,765

Total current assets	112,471	121,558

LONG-TERM ASSETS:
Marketable securities	11,898	3,379
Property and equipment, net	13,288	16,190
Other assets, noncurrent	3,601	2,983
Deferred contract acquisition and fulfillment costs, noncurrent	9,440	13,605
Operating lease right-of-use assets	10,780	12,308
Intangible assets, net	76	212
Goodwill	11,070	11,070

Total noncurrent assets	60,153	59,747

TOTAL ASSETS	$172,624	$181,305

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$5,030	$3,110
Trade payables	4,862	3,265
Employees and payroll accruals	14,128	15,399
Accrued expenses and other current liabilities	12,858	14,262
Operating lease liabilities	2,800	2,504
Deferred revenue, current	61,052	63,123

Total current liabilities	100,730	101,663

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	41	67
Long-term loans, net of current portion	25,328	29,153
Operating lease liabilities, noncurrent	14,616	15,263
Other liabilities, noncurrent	14,174	10,772

Total noncurrent liabilities	54,159	55,255

TOTAL LIABILITIES	$154,889	$156,918
STOCKHOLDERS' EQUITY:
Common stock	17	15
Treasury stock	(17,396)	(7,801)
Additional paid-in capital	512,124	500,024
Accumulated other comprehensive income	3,297	959
Accumulated deficit	(480,307)	(468,810)

Total stockholders' equity	17,735	24,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$172,624	$181,305

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)

Revenue:
Subscription	$41,976	$42,085	$129,266	$124,267
Professional services	1,890	2,210	6,046	8,841

Total revenue	43,866	44,295	135,312	133,108

Cost of revenue:
Subscription	9,844	10,437	29,973	32,699
Professional services	3,295	4,317	10,656	13,584

Total cost of revenue	13,139	14,754	40,629	46,283

Gross profit	30,727	29,541	94,683	86,825

Operating expenses:

Research and development	11,481	12,427	35,137	36,460
Sales and marketing	11,047	11,830	34,489	35,421
General and administrative	8,899	9,750	30,090	35,250
Restructuring	804	—	804	—

Total operating expenses	32,231	34,007	100,520	107,131

Operating loss	1,504	4,466	5,837	20,306

Financial expense (income), net	(85)	(2,160)	2,682	(1,672)

Loss before provision for income taxes	1,419	2,306	8,519	18,634

Provision for income taxes	1,209	1,304	2,978	6,076

Net loss	2,628	3,610	11,497	24,710

Net loss per share attributable to common stockholders, basic and diluted	$0.02	$0.02	$0.07	$0.17

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	154,775,938	149,306,274	154,110,240	147,074,320

Stock-based compensation included in above line items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)

Cost of revenue	$112	$259	$359	$807
Research and development	715	1,268	2,324	3,597
Sales and marketing	367	684	1,182	2,183
General and administrative	2,857	3,424	8,810	14,478

Total	$4,051	$5,635	$12,675	$21,065

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$32,365	$32,341	$100,023	$95,746
Media and Telecom	11,501	11,954	35,289	37,362

Total	$43,866	$44,295	$135,312	$133,108

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$24,542	$24,539	$76,977	$71,026
Media and Telecom	6,185	5,002	17,706	15,799

Total	$30,727	$29,541	$94,683	$86,825

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(11,497)	$(24,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,383	3,834
Stock-based compensation expenses	12,675	21,065
Amortization of deferred contract acquisition and fulfillment costs	8,528	8,550
Non-cash interest income, net	(239)	(713)
Gain on foreign exchange	(544)	(285)
Changes in operating assets and liabilities:
Decrease (Increase) in trade receivables	(280)	666
Decrease (Increase) in prepaid expenses and other current assets and other assets, noncurrent	407	(73)
Increase in deferred contract acquisition and fulfillment costs	(2,809)	(4,367)
Increase in trade payables	1,780	2,182
Increase (decrease) in accrued expenses and other current liabilities	(1,161)	2,742
Decrease in employees and payroll accruals	(1,271)	(646)
Increase (Decrease) in other liabilities, noncurrent	2,840	(27)
Increase (Decrease) in deferred revenue	(2,097)	559
Operating lease right-of-use assets and lease liabilities, net	1,178	(857)

Net cash provided by operating activities	10,893	7,920

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(50,225)	(37,745)
Proceeds from maturities of available-for-sale marketable securities	59,631	33,982
Purchases of property and equipment	(534)	(421)

Net cash provided by (used in) investing activities	8,872	(4,184)

Cash flows from financing activities:

Repayment of long-term loans	(2,188)	(1,750)
Proceeds from exercise of stock options	2,986	245
Cash settlement of equity classified share-based payment awards	(3,089)	—
Payment of debt issuance costs	—	(10)
Repurchase of common stock	(9,595)	(2,233)
Change in prepayments for repurchase of common stock	31	(117)

Net cash used in financing activities	(11,855)	(3,865)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	544	285

Net increase in cash, cash equivalents and restricted cash	8,454	156
Cash, cash equivalents and restricted cash at the beginning of the period	33,159	36,784
Cash, cash equivalents and restricted cash at the end of the period	$41,613	$36,940

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$30,727	$29,541	$94,683	$86,825
Stock-based compensation expense	112	259	359	807
Amortization of acquired intangibles	—	107	98	320
Non-GAAP gross profit	$30,839	$29,907	$95,140	$87,952
GAAP gross margin	70%	67%	70%	65%
Non-GAAP gross margin	70%	68%	70%	66%
Reconciliation of operating expenses
GAAP research and development expenses	$11,481	$12,427	$35,137	$36,460
Stock-based compensation expense	715	1,268	2,324	3,597
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$10,766	$11,159	$32,813	$32,863
GAAP sales and marketing	$11,047	$11,830	$34,489	$35,421
Stock-based compensation expense	367	684	1,182	2,183
Amortization of acquired intangibles	13	13	38	39
Non-GAAP sales and marketing expenses	$10,667	$11,133	$33,269	$33,199
GAAP general and administrative expenses	$8,899	$9,750	$30,090	$35,250
Stock-based compensation expense	2,857	3,424	8,810	14,478
Amortization of acquired intangibles	—	—	—	—
Strategic initiatives (b)	(301)	$—	$1,331	$—
War related costs(d)	$—	$—	$—	$22
Non-GAAP general and administrative expenses	$6,343	$6,326	$19,949	$20,750
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(1,504)	$(4,466)	$(5,837)	$(20,306)
Stock-based compensation expense	4,051	5,635	12,675	21,065
Amortization of acquired intangibles	13	120	136	359
Strategic initiatives (b)	(301)	—	1,331	—
War related costs(d)	—	—	—	22
Restructuring (c)	804	—	804	—
Non-GAAP operating profit	$3,063	$1,289	$9,109	$1,140
GAAP operating margin	(3)%	(10)%	(4)%	(15)%
Non-GAAP operating margin	7%	3%	7%	1%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(2,628)	$(3,610)	$(11,497)	$(24,710)
Stock-based compensation expense	4,051	5,635	12,675	21,065
Amortization of acquired intangibles	13	120	136	359
Strategic initiatives (b)	(301)	—	1,331	—
War related costs(d)	—	—	—	22
Foreign currency translation adjustments loss (gain) (e)	21	(2,144)	2,913	(1,647)
Restructuring (c)	804	—	804	—
Non-GAAP net profit (loss) attributable to common stockholders	$1,960	$1	$6,362	$(4,911)

Non-GAAP net earnings (loss) per share - basic	$0.01	$0.00	$0.04	$(0.03)
Non-GAAP net earnings (loss) per share - diluted	$0.01	$0.00	$0.04	$(0.03)

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net earnings (loss) per share, basic	154,775,938	149,306,274	154,110,240	147,074,320
Effect of dilutive shares used in calculating Non-GAAP net earnings (loss) per share, diluted (f)	9,959,665	—	8,915,752	—
Weighted-average number of shares used in calculating Non-GAAP net earnings (loss) per share, diluted	164,735,603	149,306,274	163,025,992	147,074,320

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net loss	$(2,628)	$(3,610)	$(11,497)	$(24,710)
Financial expenses (income), net (a)	(85)	(2,160)	2,682	(1,672)
Provision for income taxes	1,209	1,304	2,978	6,076
Depreciation and amortization	1,104	1,254	3,383	3,834
EBITDA	(400)	(3,212)	(2,454)	(16,472)
Non-cash stock-based compensation expense	4,051	5,635	12,675	21,065
Strategic initiatives (b)	(301)	—	1,331	—
War related costs (d)	—	—	—	22
Restructuring (c)	804	—	804	—
Adjusted EBITDA	$4,154	$2,423	$12,356	$4,615

(a)The three months ended September 30, 2025 and 2024, and the nine months ended September 30, 2025 and 2024, include $527, $725, $1,737 and $2,131 respectively, of interest expenses and $751, $845, $2,383 and $2,453, respectively of interest income.

(b)Strategic initiatives for the three and nine months ended September 30, 2025 relate to professional, consulting and other costs associated with strategic initiatives. The three months ended September 30, 2025 resulted in an income of $301, mainly due to vendor credit and discounted pricing for expenses recognized during the three months ended June 30, 2025. The nine months ended September 30, 2025 resulted in an expense of $1,331.

(c)The three and nine months ended September 30, 2025 include one-time employee termination benefits incurred in connection with the Reorganization Plan.

(d)The nine months ended September 30, 2024 include costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donation to communities directly impacted by the war.

(e)Represents gains or losses from foreign currency translation adjustments related to the remeasurement of monetary assets and liabilities to the Company’s functional currency, using exchange rates in effect as of the end of the reporting period.

(f)The effect of these dilutive shares was not included in the GAAP calculation of diluted net loss per share for the three and Nine months ended September 30, 2025 and 2024 because the effect would have been anti-dilutive.

Reported KPIs

	As of September 30,
	2025	2024
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$169,094	$168,879
Remaining Performance Obligations(1)	$159,330	$166,194

(1)     Remaining Performance Obligations as of September 30, 2024 reflect a reassessment of the historical treatment of certain customer contracts that contain “termination for convenience” clauses, which has resulted in a negative adjustment of $21,652.

	Three Months Ended September 30,
	2025	2024
Net Dollar Retention Rate	97%	101%